Exhibit 10.6

2016 AMENDMENT TO THE

PEPCO HOLDINGS, INC. RETIREMENT PLAN

This Amendment (this “Amendment”) to the Pepco Holdings, Inc. Retirement Plan (the “Plan”) is made, effective as of March 23, 2016 (the “Effective Date”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Plan.

WHEREAS, Section 8.1 of the Plan provides that the Board of Directors (the “Board”) of the by PEPCO HOLDINGS, INC. (the “Company”) may amend the Plan at any time, subject to certain exceptions; and

WHEREAS, the Compensation/Human Resources Committee of the Board (the “Committee”) has recommended, and the Board has determined, that it is in the best interests of the Company to amend the Plan as set forth herein; and

WHEREAS, the Board has delegated to the Chief Executive Officer of the Company authority to amend the Plan as provided below.

NOW, THEREFORE, pursuant to Section 8.1 of the Plan, the Plan is hereby amended as follows:

1.	Article 3 of Sub-Plan Four of the Plan (“Conectiv Cash Balance Sub-Plan”) is hereby amended to add the following new Section 3.7:

3.7 Additional Account Benefit. This Section 3.7 provides an additional benefit expressed as an account (the “Additional Account”) that is payable to Participants who are eligible under Section 3.7.1 below, in the amount provided under Section 3.7.2 below, at the time and in the forms set forth in Sections 3.7.3 and 3.7.4 below, and subject to the vesting schedule and other special rules set forth in Section 3.7.5 below. The Additional Account is separate and apart from all other benefits payable under the Plan and does not affect the amount, time, or form of payment of any other benefit the Participant accrues under the Plan (except as provided in Section 3.7.3 or as necessary to comply with certain tax-qualification requirements as provided in Section 3.7.5 below).

3.7.1 Eligibility for the Additional Account. A Participant is eligible for the Additional Account benefit if his or her employee identification number is set forth on Schedule D to this Sub-Plan. For purposes of this Section 3.7, a Participant who is eligible for an Additional Account benefit is referred to as an “Eligible Participant”.

3.7.2 Additional Account Balance. The Additional Account is a notional bookkeeping account established for each

Eligible Participant. The balance of the Additional Account is equal to the dollar amount corresponding to each Eligible Participant’s employee identification number as set forth on Schedule D (the “Additional Account Balance”). The Additional Account Balance is not credited with interest.

3.7.3 Time of Payment.

3.7.3.1 The Annuity Starting Date for the Additional Account shall be the first day of the first month following such Eligible Participant’s termination of employment, or any later Annuity Starting Date available to the Eligible Participant under the Plan that occurs on or before such Eligible Participant’s Normal Retirement Date.

3.7.3.2 An Eligible Participant may elect to commence his or her vested Additional Account benefit independently of any other benefit to which the Eligible Participant may be entitled under the Plan and is not required to commence all components at the same time, except as provided in Section 3.7.3.3.

3.7.3.3 If an Eligible Participant has another vested benefit under this Sub-Plan that is a cash balance benefit (a “Cash Balance Eligible Participant”), such Eligible Participant must elect to receive such other benefit at the same time as the Additional Account benefit and, if the Eligible Participant elects an Annuity Starting Date at which the Additional Account may be paid in the form of a lump sum, the Eligible Participant must elect the same form of benefit for the Additional Account benefit and such other benefit.

3.7.4 Form of Payment. The Additional Account benefit, if vested, is payable in the following forms (subject to section 3.7.3.3):

3.7.4.1 Lump Sum. An Eligible Participant may elect to receive the Additional Account in a single lump-sum distribution in an amount equal to the Eligible Participant’s Additional Account Balance; provided, however, that the lump-sum distribution is available only if such Eligible Participant elects to receive the Additional Account as of the first day of the first month after termination of employment.

3.7.4.2 Single Life Annuity.

(a) An Eligible Participant may elect to receive the Additional Account benefit beginning on an Annuity Starting Date in the form of a single life annuity that is actuarially equivalent to a lump sum payment made on the same Annuity Starting Date in an amount equal to such Eligible Participant’s Additional Account Balance. For this purpose, actuarial equivalence shall be determined using the interest rate and mortality assumptions set forth in Section A.1.4 of Schedule A of this Sub-Plan.

(b) With respect to an Eligible Participant who is not married on his or her Annuity Starting Date, the single life annuity described in this Section 3.7.4.2, shall be the normal form of payment; provided, however, that such Eligible Participant may elect a different form of benefit described in this Section 3.7.4.

3.7.4.3 Joint and 50% Survivor Annuity.

(a) An Eligible Participant may elect to receive the Additional Account benefit as a joint and survivor annuity that is actuarially equivalent to the single life annuity payable as of the same Annuity Starting Date (as determined in section 3.7.4.2 above) and that provides an annuity after the Eligible Participant’s death for the life of the Eligible Participant’s contingent annuitant equal to 50% of the annuity payable during the joint lives of the Participant and the contingent annuitant. For this purpose, actuarial equivalence shall be determined using the interest rate and mortality assumptions set forth in Section A.1.4 of Schedule A of this Sub-Plan.

(b) With respect to an Eligible Participant who is married on his or her Annuity Starting Date, the joint and 50% survivor annuity described in this Section 3.7.4.3, shall be the normal form of payment and the Eligible Participant’s spouse shall be the contingent annuitant for such form of payment; provided, however, that such Eligible Participant may elect a different contingent annuitant or to receive the lump-sum distribution described in Section 3.7.4.1 above, the single life annuity described in Section 3.7.4.2 above, or the split-payment option described in Section 3.7.4.5 below, if such Eligible Participant receives the written consent of his or her spouse and otherwise satisfies the conditions set forth in Section 6.3 of the Base Plan. The Eligible Participant may alternatively elect the joint and 75% survivor annuity described in Section 3.7.4.4 below with his or her spouse as the contingent annuitant or, with spousal consent as described above, a different contingent annuitant.

3.7.4.4 Joint and 75% Survivor Annuity. An Eligible Participant may elect to receive the Additional Account benefit as a joint and survivor annuity that is actuarially equivalent to the single life annuity payable as of the same Annuity Starting Date (as determined in section 3.7.4.2 above) and that provides an annuity after the Eligible Participant’s death for the life of the Eligible Participant’s contingent annuitant equal to 75% of the annuity payable during the joint lives of the Participant and the contingent annuitant. For this purpose, actuarial equivalence shall be determined using the interest rate and mortality assumptions set forth in Section A.1.4 of Schedule A of this Sub-Plan.

3.7.4.5 Split-Payment Option. An Eligible Participant (other than a Cash Balance Eligible Participant) may elect to receive a portion of the Additional Account in a lump-sum distribution, and the remainder in annuity, as described below:

(a) an Eligible Participant may elect to receive any whole percentage of the Additional Account in a lump-sum distribution that is equal to the Additional Account Balance as of the Annuity Starting Date multiplied by the percentage elected by the Eligible Participant;

(b) such Eligible Participant shall elect to receive the remainder of the Additional Account in either: (i) a single life annuity, (ii) a joint and 50% survivor annuity, or (iii) a joint and 75% survivor annuity, each the actuarial equivalent of the Additional Account Balance remaining after being reduced to reflect the lump-sum distribution described in (a) above. For this purpose, actuarial equivalence shall be determined using the interest rate and mortality assumptions set forth in Section A.1.4 of Schedule A of this Sub-Plan.

The split-payment option described in this Section 3.7.4.5 is available only if such Eligible Participant elects to receive the lump-sum portion as of the first day of the first month after termination of employment.

3.7.5 Additional Rules. In addition to the requirements set forth above, the Additional Account benefit shall be subject to the following:

3.7.5.1 Vesting. An Eligible Participant must complete three Years of Service for vesting purposes (as such service is calculated under the Sub-Plan in which the Eligible Participant was eligible to accrue benefits as of December 31, 2014) in order to be vested in the Additional Account benefit.

3.7.5.2 Tax-Qualification Requirements. Generally, an Eligible Participant’s Additional Account will be treated separately than other benefits the Eligible Participant accrues under the Plan. However, where the context requires otherwise, a Participant’s accrued benefit under the Plan will take into account the Additional Account. For example: (a) an Eligible Participant’s Additional Account benefit shall be combined with any other benefit payable under the Plan with respect to such Eligible Participant for purposes of determining whether his or her nonforfeitable accrued benefit under the Plan exceeds the limitation set forth under section 411(a)(11)(A) of the Code (or any lower cash-out limit imposed by the Plan); (b) in accordance with, and subject to, Article 5 of the Base Plan, in no event will the amount of the Additional Account payable with respect to an Eligible Participant, when combined with any other benefit payable to such Eligible Participant under the Plan, exceed the maximum amount permitted by section 415 of the Code for a retirement benefit payable in the form and commencing at the age provided for with respect to the Eligible Participant; and (c) the Additional Account shall be payable in accordance with, and subject to, the required minimum distribution provisions set forth in Section 6.1 of the Base Plan and the top-heavy provisions in Article 7 of the Base Plan.

3.7.5.3 Preretirement Death Benefit. If a vested Eligible Participant dies before commencing the Additional Account, a benefit equal to the Eligible Participant’s Additional Account Balance shall be paid to such Eligible Participant’s Beneficiary under the Plan in a single lump-sum distribution as soon as administratively practicable following such Eligible Participant’s death; provided, however, that if the Eligible Participant’s Beneficiary is his or her surviving spouse, the surviving spouse may elect to: (i) receive the Additional Account benefit in the form of a single life annuity that is the actuarial equivalent of the Additional Account Balance (determined as of the Annuity Starting Date using the interest and mortality assumptions set forth in Section A.1.4 of Schedule A of this Sub-Plan), and/or (ii) defer commencement of the Additional Account benefit until the date that would have been the Eligible Participant’s Normal Retirement Date (if later than the Eligible Participant’s date of death) and elect as of such later date a lump sum or single life annuity as described in clause (i).

3.7.5.4 Nonduplication. If an Eligible Participant is eligible for benefits under more than one Sub-Plan, the Additional Account benefit is accrued only under the Sub-Plan in which the Eligible Participant most recently accrued benefits prior to January 1, 2015, and shall not be duplicated.

2.	Section 6.6 of Sub-Plan Four of the Plan is hereby amended to add the following new Section 6.6.7:

6.6.7 Split-Payment Option. In lieu of the normal form of benefit, a Designated Participant (as defined below) may elect to receive any whole percentage of his Payable Cash Balance benefit in a lump-sum distribution, and the remainder of his benefit in another form for which he is eligible under the Plan and/or at a later Annuity Starting Date (which remaining benefit shall be determined by reducing the Payable Cash Balance by the amount of the lump sum distribution as of the annuity starting date of the lump-sum distribution). For purposes of this Section 6.6.7, a “Designated Participant” is a Participant: (a) who is actively employed by the Employer, and is not a highly compensated employee, as defined in section 414(q) of the Code, on April 1, 2015, (b) whose wages reported in Box 1 of the Form W-2 issued by the Employer for 2013 do not exceed $80,000, and (c) who has 30 or more Years of Service as of January 1, 2015.

3.	Sub-Plan Four of the Plan is hereby amended to add the new Schedule D attached hereto.

4.	Section A.1.4 of Schedule A of Sub-Plan Four is hereby clarified to state in its entirety as follows:

Effective January 1, 2008, Actuarial Equivalence may be calculated by using the Corporate Bond Rate as defined by the Secretary of the Treasury and the applicable mortality table prescribed under Code Section 417(e)(3)(B) as a minimum standard. The applicable interest rate for a calendar year shall be the interest rate determined under the previous sentence for the October of the preceding calendar year.

5.	Sub-Plan One of the Plan (the “GRP Sub-Plan”) is hereby amended to add the following new Section 3.6:

3.6 Additional Account. In addition to any benefit otherwise payable under this Sub-Plan, each Participant in this Sub-Plan who is identified on Schedule D of Sub-Plan Four of the Plan shall be eligible to receive the Additional Account benefit described in, and subject to the terms and conditions set forth in, Section 3.7 of Sub-Plan Four of the Plan.

6.	Sub-Plan Two of the Plan (the “Delmarva Sub-Plan”) is hereby amended to add the following new Section 4.8:

4.8 Additional Account. In addition to any benefit otherwise payable under this Sub-Plan, each Participant in this Sub-Plan who is identified on Schedule D of Sub-Plan Four of the

Plan shall be eligible to receive the Additional Account benefit described in, and subject to the terms and conditions set forth in, Section 3.7 of Sub-Plan Four of the Plan.

7.	Sub-Plan Three of the Plan (the “ACE Sub-Plan”) is hereby amended to add the following new Section 3.9:

3.9 Additional Account. In addition to any benefit otherwise payable under this Sub-Plan, each Participant in this Sub-Plan who is identified on Schedule D of Sub-Plan Four of the Plan shall be eligible to receive the Additional Account benefit described in, and subject to the terms and conditions set forth in, Section 3.7 of Sub-Plan Four of the Plan.

8.	Sub-Plan Five of the Plan (the “PHI Sub-Plan”) is hereby amended to add the following new Section 3.06:

3.06 Additional Account. In addition to any benefit otherwise payable under this Sub-Plan, each Participant in this Sub-Plan who is identified on Schedule D of Sub-Plan Four of the Plan shall be eligible to receive the Additional Account benefit described in, and subject to the terms and conditions set forth in, Section 3.7 of Sub-Plan Four of the Plan.

IN WITNESS THEREOF, the Company has caused this Amendment to be signed this 23rd day of March, 2016.

ATTEST:		Pepco Holdings, Inc.

By:	/s/ Jane K. Storero	By:	/s/ Joseph M. Rigby
	Jane K. Storero		Joseph M. Rigby
	Secretary		Chairman of the Board, President
and Chief Executive Officer

SCHEDULE D

ADDITIONAL BENEFITS

Employee Identification Number	Additional Account Balance
200	$320,000
59362	$30,000
9778	$450,000
55608	$400,000
61823	$350,000
64221	$140,000
12484	$135,000
80215	$100,000
12335	$15,000

Total	$1,910,000

D-1